EXHIBIT 4.17

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND SUCH LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. _________

WARRANT TO PURCHASE COMMON STOCK

of

INSITE VISION INCORPORATED

Void after November 12, 2008

          This certifies that, for value received, J.P. Turner & Company, LLC., or registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from INSITE VISION INCORPORATED, a Delaware corporation (the “Company”), one hundred twenty five thousand (125,000) shares of the Common Stock, $0.01 par value per share, of the Company (“Common Stock”), as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange for this Warrant as provided herein.

          1.     Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific Standard Time, on November 12, 2008 (the "Expiration Date"), and shall be void thereafter.

          2.     Exercise Price. The Exercise Price at which this Warrant may be exercised shall be forty cents ($0.40) per share of Common Stock, as adjusted from time to time pursuant to Section 9 hereof.

          3.     Exercise of Warrant.

           (a)     The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than twenty-five thousand (25,000) shares (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 9 below) at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon:

                     (i)   (Cash Exercise) payment in cash, by check or by wire transfer (to the account designated by the Company on the Account Schedule attached hereto, as such may be amended from time to time by written notice delivered by the Company to the Holder) of the purchase price of the shares to be purchased; or

                     (ii)   (Net Issue Exercise) election to receive shares equal to the value of this Warrant (or the portion thereof being canceled) computed using the following formula:

	X =	(Y)(A-B) A
Where:	X -	The number of shares of Common Stock to be issued to Holder.
	Y -	The number of shares of Common Stock purchasable under this Warrant at such date.
	A -	The fair market value of one share of Common Stock.
	B -	Exercise Price (as adjusted to the date of such calculations).

           For purposes of Section 3(a)(ii), if the Common Stock is traded in a public market, the fair market value of the Common Stock shall be the closing price of the Common Stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its good faith judgment.

          (b)     This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not then have been delivered to such holder. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

          4.     No Fractional Shares or Scrip.   No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

          5.     Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and, at the discretion of the Company, an indemnity bond or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

          6.     Rights of Stockholders. Subject to Section 9 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

          7.     Transfer of Warrant.

           (a)     Warrant Register.   The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b)     Warrant Agent.   The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c)     Transferability and Non-Negotiability of Warrant. Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant (the "Purchased Shares") may be sold, offered for sale, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and, except as excluded below, legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

          (d)     Transferee Obligations.   Each person (other than the Company) to whom this Warrant or the Purchased Shares are transferred, in whole or in part, by means of a permitted transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Warrant to the same extent this Warrant or the Purchased Shares would be so subject if retained by Holder.

          (e)     Representations and Warranties of Holder.   Holder hereby represents and warrants that:

                     (i)     Holder is acquiring this Warrant, and will acquire the Purchased Shares, for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of all or any part of this Warrant or the Purchased Shares. Holder is prepared to hold this Warrant and the Purchased Shares for an indefinite period and has no present intention of selling, granting any participation in, or otherwise distributing any portion of this Warrant or the Purchased Shares. Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Purchased Shares.

                     (ii)     Holder believes it has received all the information it considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company that have been made to the Holder or the right of the Holder to rely thereon.

                     (iii)     Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

                     (iv)     Holder understands that neither this Warrant nor the Purchased Shares have been registered under the Securities Act or under any state securities laws, and, as a result thereof, are subject to substantial restrictions on transfer. Holder acknowledges that this Warrant and the Purchased Shares must be held indefinitely, unless subsequently registered under the Securities Act and all applicable state securities laws or unless exemptions from registration under the Securities Act and such laws are available.

          (f)     Representations and Warranties of the Company.   The Company hereby represents and warrants that:

                     (i)     This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (C) to the extent the indemnification provisions contained in this Warrant may be limited by applicable federal or state securities laws.

                     (ii)     The shares of Common Stock issuable upon exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

                     (iii)     The execution and delivery of this Warrant are not, and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's certificate or bylaws, do not and will not contravene any current federal or state statute, rule or regulation, judgment or order applicable to the Company, and, except for consents or notices that have already been obtained by the Company or that may be required under federal or state securities laws, do not and will not conflict with or contravene any material provision of, or constitute a material default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by any federal or state governmental authority or other person.

          (g)     Survival of Representations and Warranties.   The representations and warranties made in Sections 7(e) and 7(f) of this Warrant will survive the date of this Warrant and will expire upon the earlier of (a) the Expiration Date or (b) the exercise of this Warrant for all of the remaining shares purchasable upon exercise of this Warrant.

          (h)     Further Limitations on Disposition. Without in any way limiting the representations set forth in Section 7(e) of this Warrant, the Holder further agrees not to make any disposition of all or any portion of this Warrant or the Purchased Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7, provided and to the extent this Section is then applicable, and:

                     (i)     There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                     (ii) (A) The Holder shall have notified the Company of the proposed disposition, and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                     (iii)     Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by (A) the Holder to any of its Affiliates, (ii) a Holder that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, (iii) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (iv) to the estate of any such partner, retired partner or member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Holder hereunder.

          (i)     Restrictive Legends.   The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

                     (i)     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the shares under such Act and such laws or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 promulgated under such Act."

                     (ii)     Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

          (j)     California Securities Law.   THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          8.     Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares solely to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price or conversion of any such shares pursuant to the Certificate, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

          9.     Adjustments.     The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (a)     Merger, Sale of Assets, Etc.   If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 9. The foregoing provisions of this Section 9(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (b)     Reclassification, etc.   If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the Common Stock as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

          (c)     Split, Subdivision or Combination of Shares.   If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the Common Stock as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          (d)     Certificate as to Adjustments.   Upon the occurrence of each adjustment or readjustment pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

          (e)     Notice of Record Date.   In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, or any other proposed action requiring a record date which would cause an adjustment to the Exercise Price, the Company shall deliver a written notice to Holder, at the same time such notice is delivered to other stockholders, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and the amount and character of such dividend, distribution, right or other event.

          10.     Payment of Taxes.   The Company shall pay all taxes and other governmental charges, other than income taxes incurred by the Holder or its permitted transferees, that may be imposed in respect of the issue or delivery of the Purchased Shares or any portion thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer of the Warrant or involved in the issue of any certificate for the Purchased Shares or any portion thereof in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

          11.     Registration Rights.

          (a)     If (but without any obligation to do so), at any time during the period commencing on November 12, 2003 and ending on November 12, 2008, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to an SEC Rule 145 transaction, a registration on any registration form which does not permit secondary sales or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities (as defined below) or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 12(e), the Company shall, subject to the provisions of this Section 11, cause to be registered under the Securities Act all of the shares for which this Warrant is then exercisable or has been exercised that the Holder has requested to be registered (together, "Registrable Securities"). Notwithstanding the foregoing, (i) the Company shall only be obligated under this Section 11 to register Registrable Securities for the Holder if the Holder registers at least twenty-five thousand (25,000) shares (such number being subject to adjustment as provided in Section 9 above) as part of that registration, (ii) if the Holder has registered any shares pursuant to this Section in each of three registrations, the Company shall not be obligated to provide notice pursuant to this subsection (a) or register any additional shares pursuant to this Section, and (iii) if the Holder may immediately sell all shares of Registrable Securities held by such Holder under Rule 144 during any 90-day period, the Company shall not be obligated to provide notice pursuant to this subsection (a) or register any shares pursuant to this Section.

          (b)     Whenever required under subsection (a) of this Section to effect the registration of any Registrable Securities, the Company shall (i) upon the request of the holders of a majority of the securities registered under the applicable registration statement, keep such registration statement effective for a period equal to the shorter of up to one hundred twenty (120) days or until the distribution contemplated in such registration statement has been completed (provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company) and (ii) furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities included in such registration.

          (c)     In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section to include any of the Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall any securities being sold by a stockholder exercising a demand registration right be excluded from such offering prior to or pro rata with the securities of the Holder. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

          (d)     The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section.

          (e)     In the event any Registrable Securities are included in a registration statement under this Section:

                     (i)   To the extent permitted by law, the Company will indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act; and the Company will pay to the Holder or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or controlling person.

                     (ii)   To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other selling stockholder selling securities under such registration statement and any controlling person of any such underwriter or other selling stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection (ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection (ii) exceed the gross proceeds from the offering received by the Holder.

                     (iii)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                     (iv)   If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                     (v)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                     (vi)   The obligations of the Company and the Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under this Section, and otherwise.

           (f)     The rights to cause the Company to register Registrable Securities pursuant to this Section may be assigned (but only with all related obligations) by the Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least twenty-five thousand (25,000) shares of Registrable Securities (such number being subject to adjustment as provided in Section 9 above), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant, including without limitation the provisions of Section 11(h) below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

           (g)     The Company shall not be restricted in any way in entering into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed by the Company.

          (h)     The Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that 1. all officers and directors of the Company enter into similar agreements and such market stand-off time period shall not exceed one hundred eighty (180) days or such lesser number of days to which such underwriter may agree. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          12.     Miscellaneous.

          (a)     Entire Contract.   This Warrant constitutes the full and entire understanding and agreement among the parties with regard to the subject of this Warrant and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, with respect to the subject of this Warrant.

          (b)     Amendments; Waivers.   This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. No waiver of any breach or condition of this Warrant shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          (c)     Governing Law; Severability.   This Warrant shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules. If any provision of this Warrant is determined by a court of competent jurisdiction in any jurisdiction to be illegal, invalid or unenforceable, then such provision will, as to such jurisdiction, be ineffective to the extent declared illegal, invalid or enforceable and the other provisions will remain in full force and effect. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

          (d)     Successors and Assigns.   The provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Holder and Holder's permitted assigns, permitted transferees and legal representatives, whether or not any such person shall have become a party to this Warrant and have agreed in writing to join herein and be bound by the terms hereof.

          (e)     Notices.   Any notice required to be given under this Warrant shall be in writing and shall be deemed effective upon personal delivery, upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Warrant or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Warrant ("Address"), upon deposit with a reputable overnight courier, postage prepaid and properly addressed to the party entitled to such notice at its Address, or upon transmission by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter).

          (f)     Counterparts.   This Warrant may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, INSITE VISION INCORPORATED has caused this Class A Warrant to be executed and delivered by its officers thereunto duly authorized.

INSITE VISION INCORPORATED
Date:	November 12, 2003	By:	/s/ S. Kumar Chandrasekaran S. Kumar Chandrasekaran, Ph.D, President, and Chief Executive Officer
		Address:	965 Atlantic Avenue Alameda, CA 94501

ACKNOWLEDGED AND AGREED BY HOLDER:

J.P. Turner & Company, LLC.

By:_____________________________
Name:
Title:

Address:
Telephone:
Facsimile:

NOTICE OF EXERCISE

To: INSITE VISION INCORPORATED

           (1)     The undersigned hereby elects to:

                     (a)   purchase _________________ Shares of Common Stock of INSITE VISION INCORPORATED, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full; or

                     (b)   make a Net Issue Exercise, as provided in Section 3(a)(ii) of the attached Warrant, to purchase ________________________ Shares of Common Stock of INSITE VISION INCORPORATED, pursuant to the terms of the attached Warrant.

          (2)     In exercising this Warrant, the undersigned hereby confirms and acknowledges to the Company that the representations and warranties made in Section 7(e) of the attached Warrant are true and correct on and as of the date of this Notice and on and as of the issuance of the Purchased Shares with the same effect as if such representations and warranties had been made on and as of the date of this Notice and on and as of the issuance of the Purchased Shares, and that the undersigned will not offer, sell, or otherwise dispose of any such Purchased Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

          (3)     Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________________________________________________
[Name]

          (4)     Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

_______________________________________________________________________
[Name]

___________________________________             ___________________________________
[Date]                                                                                     [Name of Holder]

                                                                                               By:   __________________________________
                                                                                                         Name:
                                                                                                        Title:

ACCOUNT SCHEDULE

Union Bank of California
PO Box 24512
Oakland, CA 94623-1512

Account number 7150173749

Routing number 122000496